SARBANES OXLEY CERTIFICATION



Re: Encore Credit Receivables Trust 2005-4,
Asset Backed Pass-Through Certificates, Series 2005-4

         I, Troy Gotschall, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Encore Credit Receivables Trust 2005-4, Asset Backed Pass-Through Certificates, Series 2005-4 (the "Trust");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information required to be prepared by the Securities Administrator based upon the servicing information required to be provided by the Servicer under the Pooling and Servicing Agreement is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Securities Administrator in accordance with the terms of the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.

         In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: the Sub-servicer and the Securities Administrator.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2005 (the "Pooling and Servicing Agreement"), among Asset Backed Securities corporation, as depositor (the "Depositor"), Encore Credit Corp., as seller and servicer (in their respective capacity, the "Seller" or the "Servicer"), CitiMortgage, Inc., as master servicer ("Master Servicer"), MortgageRamp, Inc., as loan performance advisor (the "Loan Performance Advisor"). Citibank, N.A. as securities administrator (the "Securities Administrator"), and Deutsche Bank National Trust Company, as trustee (the "Trustee").


                                               /s/ Troy Gotschall
                                               -------------------
                                               Troy Gotschall
                                               President, Encore Credit Corp.

March 10. 2006